Exhibit 99.1

By electronic delivery to: tim_steinkopf@securecomputing.com

September 25, 2006

Mr. Timothy J. Steinkopf

Senior Vice President of Operations and Chief Financial Officer

Secure Computing Corporation

4810 Harwood Road

San Jose, California 95124

Re:	Secure Computing Corporation (the “Company”)

Dear Mr. Steinkopf:

Upon review of the Notification Form: Listing of Additional Shares submitted on September 14, 2006, Staff verbally notified the Company that the Agreement and Plan of Merger entered into on August 31, 2006 with CipherTrust, Inc. (the “Merger Agreement”), was noncompliant with the shareholder approval requirements as set forth in Marketplace Rule 4350(i)(1)(C) (the “Rule”). Subsequently, on September 24, 2006, the Company provided an amendment to the Merger Agreement, restricting the issuance, in connection with the merger, of an aggregate number of shares of its common stock equal to or in excess of 20% of the number of shares of its common stock then outstanding on the closing date, unless and until shareholder approval has been obtained. In that regard, Staff has determined that, subject to the disclosure requirements discussed below, the Company has regained compliance with the Rule and this matter is now closed.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.l The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

[1]	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) ___________.

Mr. Timothy J. Steinkopf

September 25, 2006

10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4803 (a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.4 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Rachel Scherr, Senior Analyst, at (301) 978-8072.

Sincerely,

/s/ Randy Genau
Randy Genau Associate Director Nasdaq Listing Qualfications

[2]	This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

[3]	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

[4]	See, SEC Release No. 34-49424.

DIRECTORY OF NEWS SERVICES

Bloomberg Business News Newsroom 400 College Road East P.O. Box 888 Princeton, NJ 08540-0888 Telephone: 609.750.4500 Toll free: 800.444.2090 Fax: 609.897.8394 Email: release@Bloomberg.net	MarketWire 5757 West Century Boulevard. 2nd Floor Los Angeles, CA 90045 Telephone: 800.774.9473 Fax: 310.846.3701	PrimeZone Media Network 5200 West Century Boulevard Suite 470 Los Angeles, CA 90045 Telephone: 800.307.6627 Fax: 310.642.6933 Web: http://www.primezone.com Email: sales@primezone.com

Business Wire 44 Montgomery Street 39th Floor San Francisco, CA 94104 Telephone: 415.986.4422 Fax: 415.788.5335	The New York Times Business Day Desk 229 West 43rd Street New York, NY 10036 Telephone: 212.556.1471 Email: bizdav@nytimes.com	Reuters 3 Times Square New York, NY 10036 Telephone: 646.223.6000 Fax: 646.223.6001

Dow Jones News Wire Harborside Financial Center 600 Plaza Two Jersey City, NJ 07311-3992 Telephone: 201.938.5400 Fax: 201.938.5600	PR Newswire 810 7th Avenue 35th Floor New York, NY 10036 Telephone: 800.832.5522 Fax: 800.793.9313	The Wall Street Journal 512 7th Avenue New York, NY 10018 Telephone: 609.520.4000 Fax: 212.416.2653